Exhibit 99.4

             Consolidated Financial Statements

             Ruud Lighting, Inc. and its Subsidiaries

             June 26, 2011

RUUD LIGHTING, INC. AND ITS SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
June 26, 2011

ASSETS	(In thousands)
Current assets:
Cash and cash equivalents	$1,013
Accounts receivable, net	26,893
Related-party notes receivable	4,573
Income tax receivable	1,543
Inventories	31,403
Prepaid expenses and other assets	2,073
Total current assets	67,498

Property and equipment, net	29,207
Intangible assets, net	2,990
Other assets, net	968
Total assets	$100,663

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable, trade	$16,496
Accrued salaries and wages	1,111
Current debt and notes payable	25,753
Related-party notes payable	3,120
Income taxes payable	124
Other current liabilities	6,321
Total current liabilities	52,925

Long-term liabilities:
Long-term debt	8,373
Other long-term liabilities	1,268
Total long-term liabilities	9,641
Commitments and contingencies (Note 10)

Stockholders' equity
Common stock, par value $.01 per share
Class A Voting - 3,500 shares authorized; 3,404 shares issued and outstanding	-
Class B Nonvoting - 196,500 shares authorized; 170,200 shares issued and outstanding	2
Addiitonal paid-in capital	5,998
Cumulative translation adjustment	964
Retained earnings	31,133
Total stockholders' equity	38,097
Total liabilities and stockholders' equity	$100,663

The accompanying notes are an integral part of these financial statements.

RUUD LIGHTING, INC. AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Eight-Month Periods Ended June 26, 2011 and June 27, 2010

	Period	Period
	ended	ended
	June 26,	June 27,
	2011	2010
	(In thousands)

Revenue, net	$116,980	$98,853

Cost of revenue, net	85,176	66,755

Gross profit	31,804	32,098

Operating expenses:
Research and development	4,224	3,699
Selling, general and administrative	24,378	20,457
Total operating expenses	28,602	24,156

Income from operations	3,202	7,942

Non-operating income (expense):
Interest income	93	112
Interest expense	(1,211)	(1,144)
Gain on sale of component	-	16,193
Miscellaneous income (expense)	422	(326)

Income before taxes	2,506	22,777

Provision for income taxes	786	784

Net income	$1,720	$21,993

The accompanying notes are an integral part of these financial statements.

RUUD LIGHTING, INC. AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
Eight-Month Periods Ended June 26, 2011 and June 27, 2010

	Period	Period
	ended	ended
	June 26,	June 27,
	2011	2010
	(In thousands)
Cash flows from operating activities:
Net income	$1,720	$21,993
Adjustments to reconcile net income to net cash provided by
(used in) operating activities
Depreciation and amortization	2,661	2,365
Gain on sale of component	-	(16,193)
Loss on disposal of property and equipment	137	-
Increase in cash value of life insurance	(46)	-
Change in operating assets and liablities:
Accounts receivable	(2,123)	6,934
Income tax receivable	(1,170)	(203)
Inventories	5,540	(7,486)
Prepaid expenses and other assets	(801)	(1,032)
Accounts payable, trade	(709)	(8,134)
Other liabilities	662	(1,852)
Net cash provided by (used in) operating activities	5,871	(3,608)

Cash flows from investing activities:
Purchases of other assets	(403)	(254)
Purchases of property and equipment	(2,253)	(3,040)
Proceeds from sale of component	-	20,054
Proceeds from sale of property and equipment	21	7
Net cash (used in) provided by investing activities	(2,635)	16,767

Cash flows from financing activities:
Net increase in checks issued in excess of available bank balances	731	1,166
Net proceeds under line-of-credit agreement	704	3,890
Proceeds from long-term debt	-	1,163
Principal payments on long-term debt	(1,224)	(12,405)
Proceeds from notes payable to stockholders	1,165	3,075
Principal payments on notes payable to stockholders	(245)	(135)
Distributions paid to stockholders	(5,951)	(6,691)
Net cash used in financing activities	(4,820)	(9,937)

Effect of exchange rate changes on cash and cash equivalents	(244)	(604)

Net (decrease) increase in cash and cash equivalents	(1,828)	2,618

Cash and cash equivalents, beginning of period	2,841	1,515

Cash and cash equivalents, end of period	$1,013	$4,133

RUUD LIGHTING, INC. AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED
Eight-Month Periods Ended June 26, 2011 and June 27, 2010

	Period	Period
	ended	ended
	June 26,	June 27,
	2011	2010
	(In thousands)

Supplemental disclosure of cash flow information:
Cash paid for interest	$1,219	$1,121
Cash paid for income taxes	596	1,623

The accompanying notes are an integral part of these financial statements.

RUUD LIGHTING, INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 26, 2011

Note 1 – Business

Ruud Lighting, Inc. (the Company) was incorporated on March 16, 1982 in the state of Wisconsin and is presently engaged in the manufacture and sale of traditional lighting fixtures, light emitting diode (LED) based lighting, and other lighting-related products.  The Company’s two foreign subsidiaries engage in the sales and distribution of lighting fixtures, LED based lighting, and other lighting related products within Canada and Europe.  The Company’s fiscal year ends on the Saturday closest to October 31.  The Company’s wholly-owned subsidiaries include Ruud Lighting Canada Corp., Ruud Lighting Exports, Inc., Ruud Lighting Europe S.r.l., and Light Air, LLC.

Note 2 – Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The consolidated balance sheet as of June 26, 2011 and the consolidated statements of operations and cash flows for the eight months ended June 26, 2011 and June 27, 2010 have not been audited.  In the opinion of management, all normal and recurring adjustments necessary to present fairly the consolidated financial position, results of operations and cash flows as of and for the period ended June 26, 2011, have been made.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, and its wholly owned subsidiaries.  All material intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities.  On an ongoing basis, the Company evaluates its estimates, including those related to revenue recognition, provision for doubtful accounts, sales returns, sales price discounts and incentives, excess and obsolete inventory, fair value of acquired intangible assets and goodwill, useful lives of intangible assets and property and equipment, product warranty obligations, and contingencies and litigation, among others.  The Company generally bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual amounts could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of unrestricted cash accounts and highly liquid investments with an original maturity of three months or less when purchased.  Cash and cash equivalents are carried at cost, which approximates fair value.  The Company holds cash and cash equivalents at several major financial institutions, which often exceed insurance limits set by the Federal Deposit Insurance Corporation (“FDIC”).  The Company has not historically experienced any losses due to such concentration of credit risk.

RUUD LIGHTING, INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 26, 2011

Note 2 – Basis of Presentation and Summary of Significant Accounting Policies – Continued

Revenue Recognition

The Company recognizes product revenue when the earnings process is complete, as evidenced by persuasive evidence of an arrangement generally in the form of a purchase order, when the sales price is fixed or determinable, collection of revenue is reasonably assured, and title and risk of loss have passed to the customer.  Revenue from extended warranties is deferred and recognized on a straight-line basis over the warranty period, unless another method is more representative of the costs incurred.

The Company provides its customers with limited rights of return for non-conforming shipments and product warranty claims.  The Company estimates an allowance for anticipated sales returns based upon an analysis of historical sales returns and other relevant data.  The Company records an allowance at the time of sale, which is recorded as a reduction of product revenue in the statements of operations and as a reduction to accounts receivable in the balance sheet.

In certain circumstances, the Company may offer extended warranty terms on products it sells.  For payments received related to extended warranty contracts the Company defers the recognition of revenue under such arrangements, and recognizes revenue on a straight-line basis over the term of the extended warranty period.  As of June 26, 2011, the Company had unearned revenue classified in other long-term liabilities of $1.3 million related to certain extended warranty contracts.

Accounts Receivable

The Company typically invoices its customers at shipment for the sales order value of products shipped.  Accounts receivable are recorded at the invoiced amount and do not bear interest.  The Company does not have any off-balance sheet credit exposure related to any of its customers.

Allowance for Doubtful Accounts

The Company evaluates the collectability of accounts receivable based on a combination of factors. In cases where the Company becomes aware of circumstances that may impair a specific customer’s ability to meet its financial obligations subsequent to the original sale, the Company will record an allowance against amounts due, and thereby reduce the net recognized receivable to the amount the Company reasonably believes will be collected. For all other customers, the Company recognizes an allowance for doubtful accounts based on the length of time the receivables are past due and consideration of other factors such as industry conditions, the current business environment and its historical experience.

RUUD LIGHTING, INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 26, 2011
Note 2 – Basis of Presentation and Summary of Significant Accounting Policies – Continued

Inventories

Inventories are valued at the lower of cost or market value, with cost being determined on the first-in, first-out (“FIFO”) method or the average cost method.  The Company writes down its inventory balances for estimates of excess and obsolete amounts.  These write-downs are recorded as a component of cost of sales.  At the point of the write-down, a new, lower-cost basis for that inventory is established, and any subsequent improvements in facts and circumstances do not result in the restoration or increase in that newly established cost basis.  The Company recorded charges for write-downs of $2.5 million and $0 for the periods ended June 26, 2011 and June 27, 2010, respectively.

Property and Equipment

Property and equipment are recorded at cost and depreciated on a straight-line basis over the assets’ estimated useful lives, ranging from 3 to 40 years.  Leasehold improvements are amortized over the lesser of the asset life or the life of the related lease.

Expenditures for repairs and maintenance are charged to expense as incurred.  The costs for major renewals and improvements are capitalized and depreciated over their estimated useful lives.  The cost and related accumulated depreciation of the assets are removed from the accounts upon disposition and any resulting gain or loss is reflected in operations.

Intangible Assets

The Company’s intangible assets consist of patent costs and are amortized on a straight-line basis over 14 to 15 years, depending on the remaining legal or economic useful lives of the respective patents.

Impairment of Long-Lived Assets

The Company reviews long-lived assets such as property and equipment for impairment based on changes in circumstances that indicate their carrying amounts may not be recoverable.  In making these determinations, the Company uses certain assumptions, including but not limited to: (1) estimations of the fair market value of the assets, and (2) estimations of future cash flows expected to be generated by these assets, which are based on additional assumptions such as asset utilization, length of service the asset will be used in the Company’s operations and estimated salvage values.  The Company also reviews its capitalized patent portfolio and records impairment charges when circumstances warrant, such as when patents have been abandoned or are no longer being pursued.

Shipping and Handling

Shipping and handling costs are included in cost of revenues and are recognized as a period expense during the period in which they are incurred.

RUUD LIGHTING, INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 26, 2011

Note 2 – Basis of Presentation and Summary of Significant Accounting Policies – Continued

Advertising Costs

Deferred costs of $62 thousand associated with preparing the annual product catalog are included in prepaid and other assets on the consolidated balance sheet as of June 26, 2011.  All other advertising costs are expensed as incurred.   Advertising expense for each of the periods ended June 26, 2011 and June 27, 2010, was approximately $3.7 million.

Self Insurance

The Company maintains a self-insurance program for medical and dental insurance limited to payment of $85 thousand per individual per plan year, through the use of a stop-loss policy.  Losses and claims are charged against income as incurred and the Company records an estimated liability for claims incurred but not yet reported.

Income Taxes

Ruud Lighting, Inc., with consent of their stockholders, has elected S-corporation status under Section 1362 of the Internal Revenue Code effective December 13, 2001.  Ruud Lighting Canada Corp. and Ruud Lighting Europe S.r.l., as foreign eligible entities with single owners, have elected to be disregarded as separate taxable entities. Light Air, LLC has been formed as a limited liability company, which is treated as a disregarded entity for tax purposes.  Ruud Lighting Exports, Inc. was formed as a qualified IC-DISC.

As a result of these elections, no federal income taxes are paid by the Company in the United States.  Instead, the stockholders separately pay tax on their pro rata share of the Company’s income.  Ruud Lighting, Inc. is subject to tax in Canada and Italy based on the earnings of Ruud Lighting Canada Corp. and Ruud Lighting Europe S.r.l.  Ruud Lighting Exports, Inc. is not subject to federal income taxes in the United States.

As an S-corporation with a taxable year other than a calendar year, Ruud Lighting, Inc. is required to make a payment under Section 7519 of the Internal Revenue Code for years in which the Company has taxable income.  This amount is calculated by multiplying the Company’s net base year taxable income by the highest individual tax rate and is treated as a deposit by the Internal Revenue Service.

Taxes Collected From Customers

Net sales is presented net of taxes collected from customers and remitted to governmental authorities.  These taxes include all taxes assessed by a governmental authority that are imposed on and concurrent with a specific revenue-producing transaction between the Company and a customer.

Note 3 – Notes Receivable from Stockholders

The notes receivable from stockholders are due in full on demand.  The notes bear interest at prime (3.25% at June 26, 2011).

RUUD LIGHTING, INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 26, 2011

Note 4 – Inventories

Inventories consisted of the following as of June 26, 2011 (in thousands):

Raw materials	$26,053
Work in process	403
Finished goods	4,947
Total	$31,403

Note 5 – Sale of Component

During the period ended June 27, 2010, the Company sold one of its components to an unrelated third party, including the related finished goods inventory and certain property and equipment.  The sales agreement includes a shared services agreement and a supply agreement requiring the Company’s significant continuing involvement in the operations of the component.  Accordingly, the results of operations for the component prior to the date of sale have not been reported as discontinued operations, but rather are included in income from operations. The gain on the sale of the component is included in other income for the period ended June 27, 2010.

Note 6 – Property and Equipment

Property and equipment consisted of the following as of June 26, 2011 (in thousands):

Furniture and fixtures	$3,416
Land	1,800
Buildings and improvements	14,877
Machinery and equipment	19,730
Tooling and dies	15,222
Computer software	2,642
Total at cost	57,687
Less accumulated depreciation	(28,480)
Total property and equipment	$29,207

Depreciation expense for the period ended June 26, 2011 and the period ended June 27, 2010 was $2.4 million and $2.1 million, respectively.

Note 7 – Intangible Assets

Intangible assets consist of patent costs.  Aggregate amortization expense for intangible assets for the period ended June 26, 2011 and period ended June 27, 2010 was $227 thousand and $228 thousand, respectively.

RUUD LIGHTING, INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 26, 2011

Note 7 – Intangible Assets – Continued

Future estimated amortization expenses for intangible assets for the twelve month periods ending June are as follows (in thousands):

2012	$307
2013	307
2014	306
2015	306
2016	266
Thereafter	1,498
Total	$2,990

Note 8 – Debt

Line of Credit

The Company has available a maximum of $30.0 million under a revolving line-of-credit, of which $24.7 million was outstanding as of June 26, 2011.  Amounts drawn against the line-of-credit are payable on June 30, 2011 and bear interest at the LIBOR rate plus a variable rate between 2.50% and 3.50% (4.75% throughout the period ended June 26, 2011), based on the Company’s funded debt to EBITDA ratio.  The line-of-credit is collateralized by substantially all of the Company’s assets and contains restrictive covenants relating to the Company’s financial position and operations.

Notes Payable to Stockholders

The notes payable to stockholders are due in full on demand.  The notes bear interest at rates varying between 4.49% and 7.25%.

Long-term Debt

The Company has borrowed certain amounts from one financial institution under several notes payable, which are subject to prepayment penalties.  In connection with these notes, the Company is required to meet various restrictive covenants.  For example, the Company must achieve a specified tangible net worth and meet other selected financial ratios.  The covenants also limit the amounts that can be spent on capital expenditures and distributions to stockholders.

RUUD LIGHTING, INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 26, 2011

Note 8 – Debt - Continued

Long-term debt consists of the following (in thousands):

Note payable to bank, requiring monthly principal installments of $53,334 plus interest at LIBOR plus a variable rate between 2.00% and 2.375% (4.25% at June 26, 2011), based on the Company’s funded debt to EBITDA ratio with final payment due in June 2013. The note is secured by substantially all the Company’s assets.	$9,013

Note payable to bank, requiring monthly principal installments of €22,000 ($31,225 at June 26, 2011) plus interest at Euribor plus 1.10% (3.27% at June 26, 2011), with final payment due March 2012.	$288

Note payable to bank, requiring monthly principal installments of €28,000 ($39,740 at June 26, 2011) plus interest at Euribor plus 1.10% (3.27% at June 26, 2011), with final payment due October 2011.	157
Total	9,458
Less: current portion	(1,085)
Long-term portion	$8,373

The notes payable to bank listed above require additional prepayments on a quarterly basis in the amount of 50% of excess cash flow for each quarter.  Assuming no prepayments are required, future maturities of long-term debt for the twelve month periods ending June are as follows (in thousands):

2012	1,085
2013	8,373
Total	$9,458

Note 9 – Profit Sharing and Savings Plan

The Company maintains a profit sharing plan for employees who meet certain eligibility requirements.  Contributions to the plan are made at the sole discretion of the Company.

The profit sharing plan includes a salary deferral “401(k)” program, which allows employees to defer up to the federal allowable limit.  The Company has the option to match 50% of the first 8% of salary contributed by the employee. The Company suspended the match as of March 1, 2009 and subsequently reinstated the match as of November 1, 2010.

Total contributions made by the Company, were $425 thousand and $371 thousand for the periods ended June 26, 2011 and June 27, 2010, respectively.

RUUD LIGHTING, INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 26, 2011

Note 10 – Commitments and Contingencies

Leases

Ruud Lighting, Inc., Ruud Lighting Canada Corp., and Ruud Lighting Europe S.r.l. lease buildings and certain equipment under operating leases.  Total rent paid under operating leases was $170 thousand and $390 thousand for the periods ended June 26, 2011 and June 27, 2010, respectively.

Future minimum lease payments required under all operating leases for the twelve month periods ended June are as follows (in thousands):

2012	$142
2013	81
2014	84
2015	71
Total	$378

Product Warranties

Product warranties are provided for at the time the Company recognizes revenue.  The Company estimates these warranty liabilities as a percentage of revenue, based on historical knowledge of warranty costs and expected future warranty costs.  If a product failure occurs, the Company records a specific warranty reserve for the costs of the failure.  If actual product failure rates materially differ from these estimates, revisions to the estimated warranty liability would be required.

The Company’s estimated liability for product warranties as of June 26, 2011 is as follows (in thousands):

Balance, beginning of period	250
Payments made for products warranties during the period	(167)
Accruals related to products warranties during the period	1,364
Balance, end of period	$1,447

Reserve for Self-insurance

Under its self-insurance plan, the Company accrues the estimated expense of hospitalization and medical coverage claims costs based on claims filed subsequent to year-end and an additional amount for incurred but not yet reported claims based on prior experience.

Accruals for such costs of $270 thousand are included in accrued liabilities at June 26, 2011.  Actual claims experience ultimately filed and paid could differ materially from the amounts estimated.

RUUD LIGHTING, INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 26, 2011

Note 10 – Commitments and Contingencies –Continued

Litigation

The Company is a party to several lawsuits related to intellectual property matters dealing with the LED fixtures it manufactures, both as a plaintiff and as a defendant.  A seriously negative outcome in these cases would have significant financial implications, as a variety of successful products are at issue in this litigation.  Management believes that any claims against it are without merit and is vigorously defending itself.  The cases have not progressed far enough for the amount of liability, if any, from the outcome of these lawsuits to be reasonably estimated.  However, management believes the ultimate impact on the Company’s financial position will not be material.  Nevertheless, due to uncertainties in the settlement process, it is at least reasonably possible that management’s view of the outcome could change.

Note 11 – Exchange Rates

The exchange rate used to convert Ruud Lighting Canada Corp.’s balance sheet at June 26, 2011 from its functional currency, the Canadian Dollar, to the United States Dollar was 1.01210.  Revenue and expense transactions were converted at 1.01509 and 0.96150, which was the average exchange rate for the periods ended June 26, 2011 and June 27, 2010, respectively.

The exchange rate used to convert Ruud Lighting Europe S.r.l.’s balance sheet at June 26, 2011 from its functional currency, the Euro, to the United States Dollar was 1.419300.  Revenue and expense transactions were converted at 1.38803 and 1.36867 which was the average exchange rate for the periods ended June 26, 2011 and June 27, 2010, respectively.

Note 12 – Subsequent Events

Management evaluated subsequent events through October 6, 2011, the date the financial statements were available to be issued.  Events or transactions occurring after June 26, 2011, but prior to October 6, 2011 that provided additional evidence about conditions that existed at June 26, 2011, have been recognized in the financial statements for the period ended June 26, 2011.  Events or transactions that provided evidence about conditions that did not exist at June 26, 2011 but arose before the financial statements were available to be issued have not been recognized in the financial statements for the period ended June 26, 2011.

On August 17, 2011, the shareholders of the Company executed an agreement to sell the stock of the Company for cash and stock of the acquirer.  The anticipated closing date of the transaction is August 17, 2011. As part of this agreement, the Company will re-acquire the component it sold during the period ended June 27, 2010, as described in Note 5.  In addition, all notes receivable from stockholders and payable to stockholders will be paid and collected.